                                                                     EXHIBIT 5.1

                                                           REPLY TO: MINNEAPOLIS
                                            WRITER'S DIRECT DIAL: (612) 904-7408
                                                   E-MAIL: AWOODWARD@MAUNLAW.COM





                                  July 25, 2000



Stockwalk.com Group, Inc.
5500 Wayzata Boulevard
Suite 800
Minneapolis, MN  55416

         Re:      Stockwalk.com Group, Inc.

Gentlemen:

         We have acted as counsel to you in connection with the preparation and filing by you of a Registration Statement on Form S-4 (the "Registration Statement"), containing a Prospectus (the "Prospectus"), under the Securities Act of 1933, as amended (the "Act"), with respect to the registration of 2,550,646 shares of common stock, par value $.04 per share (the "Shares"), of Stockwalk.com Group, Inc ("Stockwalk"), a Minnesota corporation, to be issued pursuant to the Agreement and Plan of Merger, dated June 5, 2000 among Stockwalk, Kinnard Investments, Inc. and SW Acquisition, Inc. We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and, based thereon, we are of the opinion that the Shares are duly and validly authorized for issuance and, when issued and exchanged for the Kinnard common stock pursuant to the Merger, as described in the Prospectus, will be validly issued, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "LEGAL MATTERS" in the Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission promulgated under the Act.

                                             Very truly yours,

                                             MAUN & SIMON, PLC

                                             By: /s/ ALBERT A. WOODWARD
                                               --------------------------------
                                                 Albert A. Woodward, a Member